Exhibit 5.7
[LETTERHEAD OF POTTER ANDERSON & CORROON LLP]

May 17, 2011

Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Re:           Each of the Entities Listed on Schedule A Attached Hereto

Ladies and Gentlemen:

At your request, we have acted as special Delaware counsel for the limited purpose of rendering opinions as to matters of Delaware law with respect to each of the Delaware limited liability companies listed on Schedule A attached hereto (collectively, the “Dycom Subsidiaries” and individually, a “Dycom Subsidiary”) regarding (i) the Indenture, dated as of January 21, 2011 (the “Indenture”), by and among Dycom Investments, Inc., Dycom Industries, Inc., certain Dycom Subsidiaries and the other Guarantors (as defined therein, collectively, the “Guarantors”) and U.S. Bank National Association, (ii) the First Supplemental Indenture, dated as of January 28, 2011 (the “Supplemental Indenture”), by and among, among others, the Dycom Subsidiaries and U.S. Bank National Association, and (iii) the Exchange Note Guarantees, as contemplated by the Exchange and Registration Rights Agreement, dated January 21, 2011 (the “Exchange Guarantees”), by and among the Issuer, the Guarantors and the Purchasers (as defined therein).

For purposes of giving the opinions hereinafter set forth, we have examined:

1.           A certified copy of the Certificate of Formation of each Dycom Subsidiary, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on the date set forth opposite such Dycom Subsidiary’s name on Schedule B attached hereto (as to each such LLC, its “Original Certificate of Formation”);

2.           A certified copy of any amendment to, or restatement of, the Original Certificate of Formation of any Dycom Subsidiary as set forth opposite such Dycom Subsidiary’s name on Schedule B attached hereto;

3.           The Limited Liability Company Agreement of each Dycom Subsidiary, as in effect on the date hereof;

4.           Resolutions of the Board of Directors of each Dycom Subsidiary

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May 17, 2011

approving its execution, delivery and performance of the Agreements (as defined below) to which it is a party;

5.           Certificates of an Officer of each Dycom Subsidiary, dated as of January 21, 2011 and January 28, 2011, certifying as to, among other things, the organizational documents of such Dycom Subsidiary, the authorizing resolutions of the Board of Directors of such Dycom Subsidiary, and certain factual matters stated therein (each, an “Officer Certificate”);

6.           A Certificate of Good Standing for each Dycom Subsidiary, dated May 16, 2011, obtained from the Secretary of State;

7.           The Indenture;

8.           The Supplemental Indenture;

9.           The Exchange Guarantees; and

10.         The Registration Statement on Form S-4 filed with the Securities and Exchange Commission by the Company on March 25, 2011 pursuant to the Securities Act of 1933, as amended, covering, among other things, the guarantees by the Dycom Subsidiaries of debt securities offered from time to time by affiliates thereof (the “Registration Statement”).

The documents referred to in (1) through (3) above are collectively referred to with respect to each Dycom Subsidiary as the “Organizational Documents.”  The documents referred to in (7) through (9) above are together referred to as the “Transaction Documents” and individually as a “Transaction Document.”  The documents referred to in (3) and (7) through (9) above are collectively referred to as the “Agreements” and individually as an “Agreement.”

For purposes of this opinion we have not reviewed any documents other than the documents listed in (1) through (10) above.  In particular, we have not conducted any independent investigation beyond our review of the documents listed in (1) through (10) above, and we have not reviewed any document (other than the documents listed in (1) through (10) above) that is referred to or incorporated by reference into the documents reviewed by us.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

A.           Each Dycom Subsidiary is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

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May 17, 2011

B.           The execution, delivery and performance by each Dycom Subsidiary of the Transaction Documents to which it is a party and the incurrence of its obligations thereunder, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on behalf of such Dycom Subsidiary.

C.           Each of the Indenture and the Supplemental Indenture to which each Dycom Subsidiary is a party (i) has been duly executed by such Dycom Subsidiary, and (ii) assuming its presentation to the other parties thereto with no conditions, express or implied, regarding the effect of such presentation, has have been duly delivered by such Dycom Subsidiary.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.           The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities provisions thereof.  We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

b.           We have assumed the due authorization, execution and delivery by each party thereto (exclusive of the Dycom Subsidiaries to the extent set forth in Paragraphs B and C above) of each document examined by us, and that each of such parties (exclusive of the Dycom Subsidiaries) has the full power, authority, and legal right to execute, deliver and perform each such document.  We also have assumed that each of the entities party to each of the Agreements (exclusive of the Dycom Subsidiaries) has been duly formed, is validly existing, and, if applicable, in good standing under the laws of its jurisdiction of organization, and that the Agreements to which each such entity is a party do not result in the breach of the terms of, and do not contravene its constituent documents or any law, rule or regulation applicable to it.

c.           We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals.

d.           We have assumed further that the Organizational Documents of each Dycom Subsidiary constitutes the entire agreement with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, dissolution and winding up of such Dycom Subsidiary.

e.           We have assumed that (i) no event of dissolution or termination has occurred under the Organizational Documents of any Dycom Subsidiary, (ii) there has been no transfer by any member of all or any portion of its interest in any Dycom Subsidiary, (iii) there has been no decree of dissolution under Section 18-802 of the Delaware Limited

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May 17, 2011

Liability Company Act with respect to any Dycom Subsidiary, (iv) no member of any Dycom Subsidiary has withdrawn from such Dycom Subsidiary, and (v) each member of each Dycom Subsidiary has made its required capital contributions under the related Organizational Documents.

f.           We express no opinion on or under the Uniform Commercial Code (including the Uniform Commercial Code as in effect in the State of Delaware) and the extent to which any filings thereunder may be required in connection with the Agreements.

g.           We have assumed that each statement in each Officer Certificate was true and complete when made and remains true and complete as of the date hereof.

h.           Except as expressly set forth above, we express no opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.

i.           This opinion is limited to (i) the present laws of the State of Delaware, (ii) present judicial interpretations of the matters described in clause (i), and (iii) the facts as they currently exist.  We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  In addition, Shearman & Sterling LLP may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ POTTER ANDERSON & CORROON LLP
1012428

Schedule A

Ansco & Associates, LLC
Apex Digital, LLC
Broadband Express, LLC
Broadband Installation Services, LLC
C-2 Utility Contractors, LLC
Cable Connectors, LLC
CableCom, LLC
Cavo Broadband Communications, LLC
CertusView Leasing, LLC
Communications Construction Group, LLC
Dycom Identity, LLC
Ervin Cable Construction, LLC
Ivy H. Smith Company, LLC
Lambert’s Cable Splicing Company, LLC
Midtown Express, LLC
NeoCom Solutions Holdings, LLC
Nichols Construction, LLC
Niels Fugal Sons Company, LLC
OSP Services, LLC
Precision Valley Communications of Vermont, LLC
Prince Telecom, LLC
RJE Telecom, LLC
Star Construction, LLC
Stevens Communications, LLC
TCS Communications, LLC
Tesinc, LLC
Triple-D Communications, LLC
Underground Specialties, LLC
White Mountain Cable Construction, LLC

Schedule B

Dycom Subsidiary Name	Date of Filing of Original Certificate of Formation	Amendments to or Restatements of the Original Certificate of Formation and the Dates of Filing Thereof
Ansco & Associates, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger, filed March 31, 2003
Apex Digital, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003 Certificate of Merger filed November 7, 2008
Broadband Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
Broadband Installation Services, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
C-2 Utility Contractors, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
Cable Connectors, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
CableCom, LLC	December 11, 2002	Certificate of Merger filed December 29, 2003
Cavo Broadband Communications, LLC	March 15, 2007	Certificate of Amendment filed April 13, 2007
CertusView Leasing, LLC	May 22, 2008	Certificate of Amendment filed July 25, 2008 Certificate of Amendment filed July 1, 2009

Communications Construction Group, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Dycom Identity, LLC	March 21, 2003
Ervin Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 28, 2003
Ivy H. Smith Company, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed December 29, 2003
Lambert’s Cable Splicing Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003 Certificate of Amendment filed December 16, 2005 Certificate of Merger filed November 7, 2008
Midtown Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
NeoCom Solutions Holdings, LLC	December 9, 2010	Amended and Restated Certificate of Formation filed January 24, 2011
Nichols Construction, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
Niels Fugal Sons Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
OSP Services, LLC	August 4, 2004	Certificate of Amendment filed September 15, 2004
Precision Valley Communications of Vermont, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Prince Telecom, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)

RJE Telecom, LLC	August 5, 2004	Amended & Restated Certificate of Formation filed August 6, 2004 Certificate of Amendment filed September 15, 2004
Star Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Stevens Communications, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
TCS Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Tesinc, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed April 23, 2004
Triple-D Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Underground Specialties, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
White Mountain Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003